AMENDMENT TO INVESTOR RELATIONS AGREEMENT

Tara Minerals Corp. and Roadshows Intl. Inc. agree to amend their Agreement, a copy of which is attached, as follows:

1.

The compensation for the services to be provided by Roadshows Intl. will be 30,000 shares of Tara Minerals common stock and 22,500 Euros.  No options will be issued by Tara Minerals for the services to be provided by Roadshows Intl.

2.

Roadshows Intl. will pay Tara Minerals $1,500 for the shares.  The shares will be issued after payment has been received.  The shares will be issued in the name of Stefan Huber.

Agreed to and accepted as of January 26, 2010.

TARA MINERALS CORP.

By:

/s/ Francis R Biscan

Francis R. Biscan, President

ROADSHOWS INTL. INC.

By:

/s/ Stefan Huber

Stefan Huber

TM Amendment to Agree 2-3-10